[COOPERS AND LYBRAND LLP. LOGO]




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this annual report on Form 10-K of our report dated February 23, 1996, on our audit of the consolidated financial statements of First Sterling Bancorp, Inc. and Subsidiary as of December 31, 1995 and 1994 and for each of the three years ended December 31, 1995, 1994 and 1993, appearing in the registration statement on Form S-4 (SEC No. 333-13741) of Prime Bancorp, Inc. filed with Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                           COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
March 31, 1997